UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2019

JAKKS PACIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2951 28 th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (424) 268-9444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously announced in the Current Report on Form 8-K dated October 25, 2018, JAKKS Pacific, Inc. (together with its subsidiaries, the "Company") received an expression of interest from Hong Kong Meisheng Cultural Company Limited ("Meisheng"), which expression of interest was subsequently reiterated by Meisheng, regarding a purchase by Meisheng of sufficient newly issued shares of the Company's common stock such that Meisheng would own 51% of the Company's outstanding shares, subject to certain conditions, including optimization of the post-transaction capital structure, the successful resolution of change in control provisions of key licensing agreements, and change in control and extension of maturities of the Company's convertible senior notes and other indebtedness (the "Meisheng Proposal"). The Special Committee of the Company's Board of Directors authorized its advisors to engage in discussions and negotiations with Meisheng concerning its proposal, and with Oasis Investments II Master Fund Ltd. ("Oasis") and an ad hoc group of holders (the "Ad Hoc Group") of the 4.875% convertible senior notes due 2020 (the "Notes") issued by the Company concerning, among other things, the Meisheng Proposal and extension of maturities of the Company's convertible senior notes.

In connection with the ongoing negotiations, the Company entered into a series of confidentiality agreements (the "Confidentiality Agreements") with members of the Ad Hoc Group and other third parties (collectively, the "Restricted Parties"). Under the Confidentiality Agreements, on and after December 13, 2018, the Company engaged the members of the Ad Hoc Group, or the Ad Hoc Group's advisors, in discussions as described above, and such members were provided with certain non-public information concerning the Company and its operations by the Ad Hoc Group's financial advisors. In addition, the Company agreed to make public a document (this "Disclosure Statement") containing the non-public information shared with members of the Ad Hoc Group. This Current Report on Form 8-K constitutes a Disclosure Statement that satisfies the Company's disclosure obligations under the Confidentiality Agreements.

As of the date hereof, the Company believes that it is in the final stages of negotiations with Meisheng, the Ad Hoc Group and Oasis with respect to a $50 million equity infusion to be made by Meisheng into the Company resulting in Meisheng owning 51% of the Company's outstanding shares. No executed and binding agreements (including any commitment letter, term sheet, or similar agreement) have been reached, however, with Meisheng, any member of the Ad Hoc Group, any other holder of the Notes or Oasis. Based on the most recent negotiations with the Ad Hoc Group and Oasis, and discussions between the Company and Meisheng, the Company anticipates that the terms for the Company's post-transaction capitalization will involve an exchange by participating noteholders of the Notes for new secured notes due 2024 (the "New Notes"), in the same amount as the outstanding principal of the exchanged Notes (together with accrued and unpaid interest), with interest at 8% per annum, and payment-in-kind interest of an additional 2.5% per annum, plus warrants for 15% of the Company's outstanding shares at a nominal exercise price (and which would provide anti-dilution protection under certain circumstances). It is anticipated that the holders of the New Notes would be granted a security interest in the same collateral that secures the Company's existing revolving credit facility. In respect to the 3.25% convertible senior notes due 2020 (the "Oasis Notes") issued to Oasis on November 7, 2017 and July 26, 2018, the terms under discussion include amendment of the Oasis Notes to, among other things, extend their maturity to 2024, and provide for payment-in-kind interest of an additional 2.75% per annum. The foregoing is only a summary of the latest discussions and is not intended to be a complete description of all of the terms and conditions thereof, including the potential significant additional dilution that could occur as a result of the anti-dilution provisions contemplated by these transactions under certain circumstances. No assurance can be given that the ongoing discussions will result in consummation of a transaction with Meisheng, the holders of the Notes or Oasis, or that even if a transaction is consummated that its final terms will resemble the terms described above.

Nothing in this Current Report on Form 8-K shall constitute an offer to sell or a solicitation of an offer to buy, or an invitation to tender or exchange, any securities.

On or about December 13, 2018, the Ad Hoc Group's financial advisors provided members of the Ad Hoc Group with a presentation that incorporated unaudited financial information provided by the Company, which has been summarized and attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a summary of the non-public information incorporated into the presentation provided to the Ad Hoc Group. Such unaudited financial information included in the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the "Securities Act"), except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These forward-looking statements are based on current expectations, estimates and projections about the Company's business based partly on assumptions made by its management. For example, statements included in this report (including the exhibit) regarding the terms under discussion with Meisheng, the Ad Hoc Group and Oasis or the outcome of such discussions, projected net sales, projected adjusted EBITDA and anticipated or targeted cost reductions are all forward-looking statements. When the Company uses words like "intend," "anticipate," "believe," "estimate," "plan," "expect", "would" or words of similar import, the Company is making forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for the Company's' products, product mix, the timing of customer orders and deliveries, and the impact of competitive products and pricing. More information about potential factors that could affect the Company and the expectations described in the forward-looking statements are included in the Company's filings with the Securities and Exchange Commission. The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable and are based on information available to the Company on the date hereof, but the Company cannot assure you that these assumptions and expectations will prove to have been correct or that the Company will take any action that it may presently be planning. The Company is not undertaking to publicly update or revise any forward-looking statement if it obtains new information or upon the occurrence of future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Cleansing Materials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

By.	/s/Brent Novak
Brent Novak, CFO

Date:  February 26, 2019